CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 30, 1997 appearing on page 24 of the Greenfield Industries, Inc. 1996 Annual Report, which is incorporated by reference in Greenfield Industries, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of such Annual Report on Form 10-K.


PRICE WATERHOUSE LLP


St. Louis, Missouri
May 7, 1997